                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 31, 1996



                                 TOM BROWN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                         ------------------------------
                                (State or other
                         jurisdiction of incorporation)


     0-3880                                                    95-1949781
----------------                                             ----------------
(Commission file                                             (IRS employer
   number)                                                   identification
                                                             number)


              508 West Wall, Suite 500, Midland, Texas        79701
         ----------------------------------------------------------------
          (Address of principal executive offices)          (Zip code)


                                 (915) 682-9715
             ------------------------------------------------------
              (Registrant's telephone number including area code)


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

General

         On January 31, 1996, Tom Brown, Inc., a Delaware corporation (the "Company"), and K N Energy, Inc., a Kansas corporation, closed the joint transactions announced by them on December 14, 1995, and reported in the Company's Form 8- K Report dated December 19, 1995. As a result of these transactions, (i) the Company acquired all of the issued and outstanding stock of K N Production Company, formerly a wholly owned subsidiary of K N Energy, Inc. ("KNE"), and KNE acquired 1,000,000 shares of the Company's $1.75 Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), and 918,367 shares of the Company's Common Stock, and (ii) a new limited liability company, Wildhorse Energy Partners, LLC, was formed by the Company and KNE under the laws of Delaware for the principal purpose of providing gas gathering, processing, marketing, field and storage services.

         The principal terms of the joint transactions were consummated pursuant to (i) an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated January 31, 1996, by and among the Company and its wholly owned subsidiary, TBI Acquisition, Inc. ("TBIA"), and KNE and its wholly owned subsidiary, K N Production Company ("KNPC"), and (ii) a Limited Liability Company Agreement of Wildhorse Energy Partners, LLC, a Delaware limited liability company of which the Company and KNE are the sole members. See "The Reorganization Agreement" and "The Limited Liability Company Agreement" below.

         The Company believes that the transactions with KNE will improve the Company's cash flow through the addition of producing properties, provide for additional development drilling opportunities and further enhance the Company's ability to provide gas services to a broader range of markets with the utilization of expanded gathering, processing, marketing, field services and storage capabilities. As a result of these transactions, the Company acquired interests in 624 gross producing wells in Colorado and Wyoming, of which the Company became operator of 308. The Company also acquired a natural gas storage facility in western Colorado. Based on the December 31, 1995 estimates prepared by KNPC in accordance with guidelines of the Securities and Exchange Commission, the gas and oil reserves attributable to the properties acquired by the Company were 31.4 Bcf of natural gas and 519,000 barrels of oil. The properties acquired by the Company include approximately 170,000 net undeveloped areas in Colorado, Wyoming, Kansas and Nebraska and 85,000 net developed acres located in Colorado and Wyoming. The transaction will be recorded under the purchase method of accounting.


The Reorganization Agreement

         Under terms of the Reorganization Agreement, TBIA was merged into KNPC (the "Merger"), with KNPC being the surviving corporation and becoming a wholly owned subsidiary of the Company. The separate existence of TBIA ceased. KNPC, a Delaware corporation, continues to be governed by the General Corporation Laws of Delaware and its separate existence and all of its rights, privileges, immunities and franchises and all of


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
its duties and liabilities as a Delaware corporation continue unaffected by the Merger, except that KNPC's name was changed to TBI Production Company. For federal income tax purposes, the Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The effective date of the Merger for economic purposes was December 31, 1995. Upon consummating the Merger, and pursuant to the terms of the Reorganization Agreement, all of the issued and outstanding shares of common stock of KNPC held by KNE were converted into and became 918,367 shares of the Company's Common Stock, $.10 par value per share, and 1,000,000 shares of Series A Preferred Stock. See "Description of the Series A Preferred Stock" below. Simultaneously, all of the issued and outstanding shares of common stock of TBIA held by the Company were converted into and became 100,000 shares of common stock of KNPC.

         After giving effect to the Merger and the assumed conversion of all of the Series A Preferred Stock at the initial conversion rate of 1.6660 shares of Common Stock for each share of Series A Preferred Stock, KNE is the beneficial owner of 2,584,367 shares (approximately 11.34%) of the Company's outstanding Common Stock. The purchase price of the transaction was negotiated by the Company and KNE and was determined to be $36.25 million, of which $25 million was paid in the form of 1,000,000 shares of the Company's Series A Preferred Stock and the remaining $11,250,000 was paid in the form of 918,367 shares of the Company's Common Stock, based on a price per share of $12.25. The last sale price of the Company's Common Stock on January 31, 1996 on the Nasdaq National Market System was $13.93 per share.

         The shares of Common Stock and Series A Preferred Stock issued to KNE are "restricted" securities within the meaning of the Securities Act of 1933, as amended (the "Act"), and the rules promulgated thereunder. Accordingly, the Reorganization Agreement provides that prior to any proposed sale, assignment, transfer or pledge of the Series A Preferred Stock or the Common Stock issued to KNE as a result of the Merger (other than transfers not involving a change in beneficial ownership) unless there is in effect a registration statement under the Act covering the proposed transfer, KNE is required to give written notice to the Company of such proposed transfer, sale, assignment or pledge describing the manner and circumstances of the proposed transfer and accompanied, at KNE's expense, by either (i) an unqualified opinion of counsel to the effect that the proposed transfer may be effected without registration under the Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) other evidence of compliance with the Act acceptable to the Company. See "The Registration Rights Agreement" below.

         The Reorganization Agreement also provides that for a period of three years following the Merger, neither KNE nor any of its affiliates will:

         (a) acquire or agree, offer, seek or propose to acquire ownership of any assets or businesses or any additional securities issued by the Company, or any rights or options to acquire such ownership (including from a third party); or





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         (b)     contest any election of Directors by the stockholders of the
Company, provided that if all cumulative dividends on the Series A Preferred Stock have not been declared and paid by the Company as they accumulate, then KNE and its affiliates may contest any such election of Directors; or

         (c) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

         Other terms of the Reorganization Agreement require the Company to indemnify and hold harmless KNE and each subsidiary and each of their respective officers and directors, and their respective successors and assigns, at all times from and after the Merger in respect of the following:

         (a) all liabilities of KNPC of any nature, whether accrued, absolute, contingent or otherwise, which arise out of the conduct of any business, the ownership or use of any property, or the existence or occurrence of any events, condition or set of facts, on or after January 1, 1996, including, but not limited to, any liabilities for federal, state or local taxes for any year or period;

         (b) any damage or loss resulting from any misrepresentation, breach of representation or warranty or non-fulfillment of any agreement or covenant on the part of the Company or TBIA under the Reorganization Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished by the Company or TBIA under the Reorganization Agreement; and

         (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, attorney's fees and expenses of any nature incident to any of the foregoing.

         No indemnification obligation arises, however, until the aggregate value of indemnification obligations is equal to or greater than $2,000,000, whereupon the Company's indemnity obligations include the full amount of such liability or claim.


The Limited Liability Company Agreement

         As an integral part of the Merger, the Company and KNE entered into a Limited Liability Company Agreement creating Wildhorse Energy Partners, LLC, a limited liability company (the "Joint Venture") organized under the laws of Delaware.

         The principal purpose of the Joint Venture is to provide for the furnishing of services related to natural gas, natural gas liquids and other natural gas products, including gathering, processing and storage services, marketing services and field services. The Company granted to the Joint Venture the right to initially perform certain field services on properties located in Colorado which were acquired by the Company in the Merger, including such services as pumper services and other related physical operation and measurement services.





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         The Company and KNE are the sole members ("Members") of the Joint
Venture and KNE serves as manager (the "Manager") of the Joint Venture. KNE and its successors and assigns are the Class A Members and the Company and its successors and assigns are the Class B Members. KNE owns a 55% interest in the Joint Venture and the Company owns a 45% interest in the Joint Venture.
Members may not sell, transfer or otherwise dispose of all or any part of their respective interests in the Joint Venture without the prior written consent of all other Members, which consent may be withheld or denied in the sole discretion of each such Member; provided, however, a Member may transfer all or any part of its interest in the Joint Venture to a wholly owned subsidiary of such Member without the consent of the other Members.

         If the Joint Venture interest of a Member is acquired by any person other than a wholly owned subsidiary of such Member, the non-transferring Member has the option to purchase the interest acquired by the transferee at fair market value, as determined by the parties or by appraisers selected by them. If the non-transferring Member does not purchase the interest, the transferee is deemed to be a nonvoting owner of such interest.

         The day to day business and affairs of the Joint Venture will be managed by KNE under the direction of an operating team (the "Operating Team") consisting of two representatives appointed by the Company and two representatives appointed by KNE.

         The Joint Venture establishes an area of mutual interest ("AMI") in which the initial activities of the Joint Venture will be conducted. The initial AMI covers parts of Colorado, Utah, Wyoming, Montana, North Dakota and South Dakota. The overall scope of business of the Joint Venture is contemplated to eventually include some or all of the Company's and/or third party current and future operated and non-operated gas and oil production from other areas, including the Rocky Mountain, Mid-Continent, and Permian basin areas. Initially, the Joint Venture will provide the gathering, processing, storage, marketing and field services in connection with gas produced from properties in the AMI and operated by the Company. The Joint Venture will also make such services available to third party properties located within the AMI. On an ongoing basis, but in any event by December 31 of each year, the Operating Team will determine, in its sole discretion, whether the AMI will be extended to include other areas, and whether and to what extent the services provided by the Joint Venture will be modified and/or extended to additional properties. The AMI specifically excludes certain assets, including transmission assets, assets previously dedicated under or subject to third party agreements, assets subject to federal rate regulation or state rate regulation as an intrastate pipeline, assets subject to contracts which are not assignable to third parties, and any other assets or opportunities specifically excluded by the Operating Team. Although the Members are free to pursue other opportunities in the same or similar business as the Joint Venture, if any opportunity arises within the AMI which is related to, or developed from, the Joint Venture's business, such opportunity must first be accepted or rejected by the Joint Venture (a "Company Opportunity"). If the Joint Venture (acting through the Operating Team) elects to reject a Company Opportunity, the





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Member whose representatives on the Operating Team have voted for the proposal may pursue it for its own account.

         The Company will initially contribute to the capital of the Joint Venture the right to perform gathering, processing, marketing and storage services related to the Company's natural gas production in the AMI.
KNE's initial contribution to the Joint Venture will include the current marketing opportunities for the sale of natural gas to specific end use markets located within the AMI. KNE will also grant to the Joint Venture the right to sell at least 30% of the Company's currently owned gas, into K N Marketing, Inc.'s ("KNM") specific end use markets located in the Heartland and Front Range markets in Nebraska and Colorado, respectively, but only to the extent such volumes do not exceed 20% or 9000 MMBtu/D of the K N Interstate (KNI) pool, whichever is lesser, and 20% or 6000 MMBtu/D of the Colorado Interstate Gas (CIG) pool, whichever is lesser. The Company will cause Retex Gathering Company, Inc. (the Company's wholly owned subsidiary and marketing affiliate) to dedicate to the Joint Venture its CIG-firm and KNI-firm transportation capacity, unless otherwise currently committed, and KNE will cause KNM to dedicate to the Joint Venture 6000 MMBtu/D of its KNI-firm transportation capacity and will cause Northern Gas Company, a wholly owned subsidiary of KNE, to agree to use reasonable efforts to purchase volumes of gas available from the Company, subject to physical requirements and prudency requirements established by applicable state commissions. In addition, both the Company and KNE will make proportionate working capital contributions to the Joint Venture as necessary and appropriate, pursuant to decisions of the Operating Team. The initial contributions by the Company and KNE to the Joint Venture are required to be made to the Joint Venture on or before March 1, 1996. The Company and KNE have agreed that fifty-five percent (55%) of the aggregate value of the items to be contributed to the Joint Venture is being contributed by KNE or its subsidiaries and that forty-five percent (45%) of the aggregate value of the items to be contributed is being contributed by the Company or its subsidiaries.

         As part of the formation of the Joint Venture, KNE contributed a Colorado gathering system and certain gas contracts related to the properties acquired in the Merger, and TBI Production Company contributed the natural gas storage facility acquired in the Merger.

         The Company granted to the Joint Venture, and if the Joint Venture declines, then to KNE, an exclusive preferential right during the term of the Joint Venture to purchase, on a competitive basis, any assets downstream of the wellhead sales meter now owned by the Company in the AMI (including such assets as gathering, processing and pipelines) and, to the extent it is legally able to do so, to assets acquired by the Company in the future which are located in the AMI, but in each case only to the extent such assets become available for sale prior to dissolution of the Joint Venture. KNE granted to the Company an exclusive preferential right during the term of the Joint Venture to purchase, on a competitive basis, any upstream assets owned by KNE now or in the future, to the extent such assets become available for sale prior to dissolution of the Joint Venture.

         The Company and KNE also each granted to the Joint Venture (i) an exclusive preferential right to participate in any gathering, processing, storage, or field services projects which are made available to either of the Company or KNE by any other person and which projects are within the AMI and
(ii) an exclusive preferential right to marketing sales opportunities for sales of gas to specific end use markets and customers located within the AMI.





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
         Either Member proposing to sell any of the assets or to engage in any other activities subject to a preferential right in favor of the Joint Venture or the other Member must notify the Joint Venture and/or the other Member, with full information concerning the proposed transaction. The Joint Venture or the non-selling Member has 15 days after the notice is delivered to exercise its preferential right on the same terms and conditions as set forth in the notice received from the other Member. If the holder of the preferential right does not exercise such right, the Member proposing the transaction subject to the preferential right may, during the following sixty-day period, proceed with the transaction on terms and at a price no less favorable than that offered to the party with the preferential right.

         If at any time during their ownership of an interest in the Joint Venture, either the Company or KNE undergo a change of control, defined as any situation in which a new person, or group of persons becomes in control (as such term is defined in Rule 405 promulgated by the Commission under the Act) of either the Company or KNE, or a majority of the board of directors of either of them shall change within any twelve month period of time, then the party not undergoing the change of control ("Notifying Party") shall have the right at any time within the ninety (90) days following receipt by the Notifying Party of written notice of such change of control to trigger a buy-sell right. Such right is triggered by the Notifying Party giving to the other (the "Receiving Party") notice in writing that it wishes to exercise its buy-sell right, which notice is required to specify the value the Notifying Party has assigned to a 1% interest in the Joint Venture (the "Specified 1% Value"). For a period of thirty (30) days after receipt of such notice, the Receiving Party shall have the right to elect to sell its interest in the Joint Venture to the Notifying Party at the price of the Specified 1% Value times the number of 1% interests in the Joint Venture held by the Notifying Party. Such election by the Receiving Party shall be made by written notice given by the Receiving Party to the Notifying Party during such thirty-day period. If no such notice is given, the Receiving Party is deemed to have elected to sell its interest in the Joint Venture to the Notifying Party at the price of the Specified 1% Value times the number of 1% interests in the Joint Venture held by the Receiving Party.


Description of the Series A Preferred Stock

         Dividends        (a)  The holder of the Series A Preferred Stock is
entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative dividends at the annual rate of $1.75 per share, payable in cash on March 15, 1996, and thereafter quarterly on the fifteenth day of March, June, September and December in each year (the "Dividend Payment Date"). Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date. The amount of dividends payable on shares of the Series A Preferred Stock for each full quarterly dividend period is computed by dividing by four the annual rate of $1.75 per share.

         (b) Except as described below with regard to any class of stock ranking on a parity with the Series A Preferred Stock as to payment of dividends, so long as shares of Series A Preferred Stock are outstanding, if full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment, the Company may not declare





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or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Company's Common Stock, or any other stock of the Company ranking on a parity with or junior to the Series A Preferred Stock as to payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock), until full cumulative dividends on the Series A Preferred Stock are declared and paid or set apart for payment. When dividends are not paid in full on the Series A Preferred Stock and any other preferred stock ranking on a parity as to payment of dividends with the Series A Preferred Stock, all dividends declared on the Series A Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Series A Preferred Stock must be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other preferred stock bear to each other.

         Redemption (a) The Company has the option, at any time beginning on or after March 15, 2001, to redeem all or any part of the outstanding shares of Series A Preferred Stock at the redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends on such shares of Series A Preferred Stock to the date of redemption.

         (b) The Company may not purchase, redeem or otherwise acquire for value any shares of Series A Preferred Stock or shares of any other series of preferred stock then outstanding ranking on a parity with the Series A Preferred Stock unless all accumulated dividends on all shares of Series A Preferred Stock then outstanding shall have been paid or declared and a sum sufficient for the payment thereof set apart.

         (c) Notice of any proposed redemption of the Series A Preferred Stock must be given by the Company no less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption to holders of record of the Series A Preferred Stock to be redeemed at their respective addresses appearing on the books of the Company. Said notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid. If less than all the outstanding Series A Preferred Stock is to be redeemed, the Company will select the shares to be redeemed by lot or pro rata (as nearly as may be) among all then outstanding Series A Preferred Stock or by any other means permitted or required by the rules of any securities exchange on which the Series A Preferred Stock is then listed. From and after the date fixed in any such notice as the date of redemption of the Series A Preferred Stock, unless default is made by the Company in providing monies at the time and place specified for the payment of the redemption price pursuant to such notice, all dividends on the Series A Preferred Stock called for redemption cease to accrue, such shares of Series A Preferred Stock shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Company with respect to shares of Series A Preferred Stock, except the right to receive the redemption price plus accrued dividends to the date of redemption, cease and terminate.

         (d) Upon the occurrence of a "Change of Control" of the Company, the holders of the Series A Preferred Stock have the right to cause the Series A Preferred Stock to be redeemed by the Company, in whole or in part, at the redemption price of $25.50 per share, plus an amount equal to all accrued and unpaid dividends on such shares of Series A Preferred Stock to the date of redemption. Within ten (10) days after the occurrence of a Change of Control, the Company is required to send a notice thereof to each holder of shares of Series A Preferred Stock setting forth: (i) a description of such Change of Control; (ii) the date such Change of Control occurred; (iii) that each holder of record of Series A Preferred Stock may require the Company to redeem all or any part of such holder's shares; (iv) the redemption date, which is the first business day next succeeding ten (10) days after the giving of such notice; (v) the redemption price; (vi) that on the redemption date, the redemption price will become due and payable with respect to each share of Series A Preferred Stock elected to be redeemed and that dividends thereon cease to accrue on and after said date, unless the Company defaults in redeeming such shares; and
(vii) the place or places where certificates representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price.

         For purposes of the Series A Preferred Stock, a "Change of Control" is deemed to have occurred when any person or group of persons becomes in "control" (as such term is defined in Rule 405 promulgated by the Commission under the Act) of the Company, or a majority of the Board of Directors of the Company changes within any twelve-month period of time.

         Conversion (a) Each share of the Series A Preferred Stock is convertible at the option of the holder thereof, at any time and from time to time prior to the redemption of such share, into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion rate of 1.6660 shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment as described below.

         If the Company consolidates into, or merges with or into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change or conversion of outstanding shares of the Company's Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in case of any reclassification of the Company's Common Stock (other than a change in par value, or as a result of a subdivision or combination), the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or reclassification by a holder of the number of shares of Common Stock of the Company into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer or reclassification.

         The conversion price is subject to adjustment upon certain events, including: (i) the issuance of Common Stock as a dividend with respect to the outstanding Common Stock, subdivisions, or combinations of Common Stock into a smaller number of shares; (ii) the issuance to all holders of the Company's Common Stock of rights or warrants to subscribe for or purchase Common Stock at a price per share less than the "Current Market Price" per share of Common Stock; and (iii) the making of a distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or of evidences of its indebtedness, or of assets, or subscription rights or warrants (excluding those rights, warrants, dividends and distributions referred to above, and excluding dividends paid in, or distributions of, cash from the retained earnings of the Company).

         "Current Market Price" per share of Common Stock on any date is the average of the daily "Closing Prices" for the thirty (30) consecutive business days commencing forty-five (45) business days before such date. "Closing Price" for each day is the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported on the New York Stock Exchange Composite Transactions reporting system or, if not so quoted, on the New York Stock Exchange, or, if at any time the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or an authorized board committee for such purposes.

         No adjustment in the conversion rate of the Series A Preferred Stock is required to be made in any case until cumulative adjustments amount to 1% or more of the conversion rate, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

         The Company may make such increases in the conversion rate, in addition to those described above, as it determines to be advisable in order that any dividend of capital stock, subdivision or combination of shares, distribution of rights or warrants to purchase capital stock or other securities, or distribution of securities convertible into or exchangeable for capital stock, made by the Company to its stockholders shall not be taxable.

         Exchange (a) The shares of Series A Preferred Stock are exchangeable, in whole or in part, at the option of the Company on any Dividend Payment Date at any time on or after March 15, 1999, and prior to March 15, 2001, for fully paid and nonassessable shares of Common Stock at the exchange rate of 1.6660 shares of Common Stock for each share of Series A Preferred Stock; provided that (i) on or prior to the date of exchange the Company shall have declared and paid or set apart for payment to the holders of Series A Preferred Stock all accumulated and unpaid dividends to the date of exchange, and (ii) the Current Market Price (as defined under "Conversion" above) of the Common Stock is above $18.375 (the "Threshold Price"). The exchange rate is subject to adjustment in the same manner and under the same circumstances as the conversion rate is subject to adjustment as described under "Conversion" above, and the Threshold Price is also subject to adjustment in the same manner and under the same circumstances, as the exchange rate is subject to adjustment.

         (b) From and after the date fixed by the Company as the date for the exchange (unless default is made by the Company in issuing shares of Common Stock in exchange for, or making the final dividend payment on, the Series A Preferred Stock on the date fixed for exchange), dividends on the Series A Preferred Stock cease to accrue, and such shares will not be deemed to be issued and outstanding, and all rights of the holders of the Series A Preferred Stock (except the right to receive from the Company the shares of Common Stock) in respect of the Series A Preferred Stock shall cease and terminate.

         (c) All shares of Series A Preferred Stock which have been exchanged for shares of Common Stock of the Company will, after such exchange, be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Company.

         Liquidation Rights Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Company available for distribution to stockholders, the amount of $25.00 per share plus an amount equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, before any payment or distribution may be made on the Common Stock or on any other class of stock ranking junior to the Series A Preferred Stock with respect to distributions upon dissolution, liquidation or winding up. The merger or consolidation of the Company or the sale of all or substantially all of the Company's assets is not deemed to be a liquidation, dissolution or winding up of the Company. If the assets of the Company available for distribution to the holders of the Series A Preferred Stock upon dissolution, liquidation or winding up of the Company are insufficient to pay in full all amounts to which such holders are entitled, no distributions may be made on account of any shares of any other class of stock of the Company ranking on a parity with the Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts are paid on account of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment to the holders of the Series A Preferred Stock of the full preferential amounts, such holders will not have any right or claim to any remaining assets of the Company.

         Voting Rights The Series A Preferred Stock has the following voting rights:

         (a) As long as any shares of Series A Preferred Stock remain outstanding, the Company may not, directly or indirectly, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding, amend, alter or repeal any of the provisions of the Certificate of the Designations, Powers, Preferences and Rights of the Series A Preferred Stock (the "Certificate") or the Certificate of Incorporation of the Company, or authorize any reclassification of the Series A Preferred Stock, so as in any such case to affect adversely the preferences, special rights or powers of the Series A Preferred Stock or authorize any capital stock of the Company ranking, either as to payment of dividends or upon liquidation, dissolution or winding up of the Company, prior to the Preferred Stock.

         (b) As long as any shares of Series A Preferred Stock remain outstanding, the Company may not, directly or indirectly, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in voting power of shares of Series A Preferred Stock then outstanding, increase the authorized number of shares of preferred stock or create, or increase the authorized number of shares of, any other class of capital stock of the Company ranking on a parity with the preferred stock either as to payment of dividends or upon liquidation, dissolution or winding up of the Company.

         (c) If at any time dividends payable on the Series A Preferred Stock are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable thereon for four quarterly dividend periods, the total number of Directors on the Company's Board of Directors will be limited to a maximum of nine and the holders of the outstanding Series A Preferred Stock will have the exclusive right, voting separately as a class without regard to series, to designate a special class of two Directors of the Company (the "Special Directors") at the next annual or special meeting of stockholders of the Company irrespective of whether such meeting otherwise would involve the election of directors, and the membership of the Board of Directors of the Company shall be increased by the number of the Special Directors so designated. Such right of the holders of Series A Preferred Stock to designate Special Directors will continue until all dividends accumulated and payable on the Series A Preferred Stock have been paid in full, at which time such right to designate Special Directors terminates, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of such right of designation, the term of office of all the Special Directors designated by holders of Series A Preferred Stock will immediately terminate without action by the Company or the Board of Directors of the Company.

         (d) In exercising the right to designate Special Directors or when otherwise granted voting rights by operation of law, each share of Series A Preferred Stock shall be entitled to one vote, except as described below.

         (e) To the extent that the rights provided in the Certificate do not prevent the continued listing for quotation on NASDAQ of the Common Stock of the Company, then (i) for so long as KNE owns 80% or more of the voting power of the securities of the Company issued pursuant to the Merger, KNE has the right to elect a special class of two Directors to the Board of Directors of the Company, and (ii) for so long as KNE owns securities of the Company issued pursuant to the Merger possessing less than 80% of the voting power of the securities of the Company issued pursuant to the Merger, but more than 30% of such voting power, KNE shall have the right to elect a special class of one Director to the Board of Directors of the Company.

         (f) So long as any Series A Preferred Stock remains outstanding, the holders of the Series A Preferred Stock are entitled to vote on all matters upon which holders of the Company's Common Stock have the right to vote. In such voting, each share of Series A Preferred Stock is entitled to a number of votes per share equivalent to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and shall vote together with the holders of the outstanding shares of the Company's Common Stock as if a part of that class.

         No consent of the holders of the Series A Preferred Stock is required for (i) the creation of any indebtedness of any kind of the Company, or (ii) the authorization or issuance of any class of capital stock of the Company ranking junior to the Series A Preferred Stock in payment of dividends or upon liquidation, dissolution or winding up of the Company.


The Registration Rights Agreement

         Pursuant to the Reorganization Agreement, the Company and KNE also entered into a Registration Rights Agreement, dated as of January 31, 1996, which provides KNE with certain "demand" registration rights and "piggyback" registration rights, as further described below.

         Requested Registration. At any time during the period of ten years following the date of consummation of the Merger (January 31, 1996), KNE or its assignees may request that the Company prepare and file with the Commission a registration statement effecting the registration of (i) the shares of the Company's Common Stock issued to KNE as a result of the Merger and (ii) the shares of Common Stock underlying the Series A Preferred Stock issued to KNE as a result of the Merger (collectively, the "Registrable Common Stock"). Upon its receipt of any request for registration of the Registrable Common Stock, the Company is obligated to use its best efforts to effect any such requested registration; provided that any requested registration must include not less than 1,000,000 shares of Registrable Common Stock and that the Company is not required to effect any requested registration of the Registrable Common Stock on more than two occasions.

         Company Registration. At any time during the period of ten years following the date of consummation of the Merger, if the Company registers any shares of Common Stock for its own account or for the account of other security holders exercising their respective demand registration rights, the Company is obligated to give notice thereof to KNE and, if KNE or its assignees so request, include in any such registration all the Registrable Common Stock specified by KNE; provided that the Company is not obligated to effect more than two "piggyback" registrations for the account of KNE.

         The Company is obligated to bear all expenses incurred in connection with each demand or piggyback registration effected for the account of KNE (excluding underwriter's commissions, fees and expenses allocable to the Registrable Common Stock and KNE's fees of independent counsel and accountants, if any, which commissions, fees and expenses and fees of counsel and accountants are to be borne pro rata (by share) by KNE and any other offeror employing such counsel and accountants in such registration).

         If shares of Registrable Common Stock are included in any registration being effected by the Company, the Company has agreed to indemnify KNE and each of its officers and directors, and each person controlling KNE, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements not misleading, and to reimburse each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company is not liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by KNE or underwriter specifically for use therein.


Item 7.  Financial Statements and Exhibits.

         (a)     Financial Statements.

                 It is impracticable to provide the financial statements required by Item 7 of this Report on Form 8-K at the time of filing hereof. Such financial statements will be filed not later than April 15, 1996.

         (b)     Exhibits.

                 Exhibit No.               Description

                 10.1 Agreement and Plan of Reorganization, dated January 31, 1996, By and Among Tom Brown, Inc., TBI Acquisition, Inc., K N Production Company and K N Energy, Inc.

                 10.2 Limited Liability Company Agreement, dated January 31, 1996, of Wildhorse Energy Partners, LLC, between Tom Brown, Inc. and K N Energy, Inc.

                 10.3 Certificate of Designations, Powers, Preferences and Rights of the $1.75 Convertible Preferred Stock, Series A, $.10 par value

                 10.4 Registration Rights Agreement, dated January 31, 1996, between Tom Brown, Inc. and K N Energy, Inc.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 13, 1996
                                        TOM BROWN, INC.


                                        By: /s/ R. Kim Harris
                                           -----------------------------------
                                           R. Kim Harris, Controller and
                                           Principal Financial Officer

                        INDEX TO EXHIBITS



Exhibit No.               Description

10.1              Agreement and Plan of Reorganization, dated
                  January 31, 1996, By and Among Tom Brown
                  Inc., TBI Acquisition, Inc., K N Production
                  Company and K N Energy, Inc.

10.2              Limited Liability Company Agreement, dated
                  January 31, 1996, of Wildhorse Energy
                  Partners, LLC, between Tom Brown, Inc. and
                  K N Energy, Inc.

10.3              Certificate of Designations, Powers,
                  Preferences and Rights of the $1.75
                  Convertible Preferred Stock, Series A, $.10 par value

10.4              Registration Rights Agreement, dated January
                  31, 1996, between Tom Brown, Inc. and K N
                  Energy, Inc.